EXHIBIT 99.1

Pike Corporation Reports Fourth Quarter and Full Year 2014 Results

MOUNT AIRY, N.C., Sept. 10, 2014 (GLOBE NEWSWIRE) -- Pike Corporation (NYSE:PIKE), one of the nation's largest specialty construction and engineering firms serving the electric power industry, today reported fiscal fourth quarter and full year 2014 results for the period ended June 30, 2014. Total revenue in the fourth quarter 2014 was $198.9 million, down 1% compared to $200.2 million in the year-ago period. Net income in the fourth quarter 2014 totaled $4.2 million or $0.13 per diluted share, compared to $0.6 million or $0.02 per diluted share in the year-ago period.

Net income in the fourth quarter 2014 included fees and expenses of $1.0 million (pre-tax), or $0.03 per diluted share, related to the merger agreement to take the Company private announced August 4, 2014. Net income in the fourth quarter 2013 included fees and expenses of $2.9 million (pre-tax), or $0.07 per diluted share, related to the secondary equity offering and concurrent share repurchase completed in May 2013.

Core construction revenue in the fourth quarter 2014 totaled $144.3 million, down 8% from $156.1 million in the year-ago period. Core engineering revenue totaled a record high $47.1 million in the fourth quarter 2014, up 33% compared to $35.4 million in the year-ago period. Total storm-related revenue in the fourth quarter 2014 was $7.5 million, compared to $8.7 million in the year-ago period.

Full Year 2014

Total revenue for the fiscal year ended June 30, 2014 was $810.6 million, down 12% compared to the record high $918.7 million in fiscal year 2013. Net income totaled $13.7 million or $0.42 per diluted share, compared to the record high $36.2 million or $1.03 per diluted share in fiscal year 2013.

Net income in fiscal year 2014 included fees and expenses of $1.0 million (pre-tax), or $0.03 per diluted share, related to the merger agreement to take the Company private announced August 4, 2014. Net income in fiscal year 2013 included fees and expenses of $4.1 million (pre-tax), or $0.10 per diluted share, related to the secondary equity offering and concurrent share repurchase completed during the year.

Core services revenue totaled $743.2 million, down 1% compared to the record high $751.4 million in fiscal year 2013. Total storm-related revenue was $67.4 million, compared to $167.3 million in fiscal year 2013. Last year's storm revenue was the second highest in the Company's history.

Conference Call

No conference call is scheduled to accompany this release.

About Pike Corporation

Pike Corporation, formerly known as Pike Electric Corporation, is one of the nation's largest specialty construction and engineering firms serving over 300 investor-owned, municipal and cooperative utilities in the United States. Our comprehensive services include facilities planning and siting, permitting, engineering, design, installation, maintenance and repair of electric and communication infrastructure. Our common stock is traded on the New York Stock Exchange under the symbol PIKE. For more information, visit us online at www.pike.com.

Forward-Looking Statements

Any statements in this press release about prospective performance and plans for the Company, the expected timing of the completion of the proposed merger and the ability to complete the proposed merger, and other statements containing the words "estimates," "believes," "anticipates," "plans," "expects," "will" and similar expressions, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Factors or risks that could cause the Company's actual results to differ materially from the results the Company anticipates include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the inability to complete the proposed merger due to the failure to obtain shareholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger; (iii) the failure to obtain the necessary financing arrangements as set forth in the debt and equity commitment letters delivered pursuant to the merger agreement; (iv) risks related to disruption of management's attention from the Company's ongoing business operations due to the transaction; (v) the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against the Company and others relating to the merger agreement; (vi) the risk that the pendency of the proposed merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the proposed merger; (vii) the effect of the announcement of the proposed merger on the Company's relationships with its customers, operating results and business generally; and (viii) the amount of the costs, fees, expenses and charges related to the proposed merger. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Company's Annual Report on Form 10–K for the fiscal year ended June 30, 2013, which was filed with the SEC on September 4, 2013, under the heading "Item 1A. Risk Factors," and in subsequently filed Forms 10-Q and 8-K. The forward-looking statements represent the Company's views as of the date on which such statements were made and the Company undertakes no obligation to publicly update such forward looking statements.

Additional Information and Where to Find It

In connection with the proposed merger transaction, the Company anticipates filing with the SEC a preliminary proxy statement and other documents relating to the proposed merger. When completed, a definitive proxy statement and a form of proxy will be filed with the SEC and mailed to the Company's shareholders. Shareholders are urged to read the definitive proxy statement when it becomes available and any other documents to be filed with the SEC in connection with the proposed merger or incorporated by reference in the proxy statement because they will contain important information about the proposed merger.

Investors will be able to obtain a free copy of documents filed with the SEC at the SEC's website at http://www.sec.gov. In addition, investors may obtain a free copy of the Company's filings with the SEC from the Company's website, www.pike.com or by directing a request to: Pike Corporation, 100 Pike Way, PO 868, Mount Airy, NC 27030, Attn: Investor Relations.

The Company and its directors, executive officers and certain other members of management and employees of the Company may be deemed "participants" in the solicitation of proxies from shareholders of the Company in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of the Company in connection with the proposed merger and their direct or indirect interests, by security holdings or otherwise, which may be different from those of the Company's stockholders generally, will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about the Company's executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended June 30, 2013 and in its definitive proxy statement filed with the SEC on Schedule 14A on September 17, 2013.

PIKE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2014	2013	2014	2013

Revenues	$ 198,911	$ 200,188	$ 810,660	$ 918,691
Cost of operations	172,234	174,173	706,929	771,475
Gross profit	26,677	26,015	103,731	147,216
General and administrative expenses	18,440	18,712	74,894	75,579
Secondary offering and other related costs	--	2,942	--	4,138
Gain on sale of property and equipment	(1,270)	(239)	(1,968)	(584)
Income from operations	9,507	4,600	30,805	68,083
Other expense (income):
Interest expense	2,284	1,698	8,187	7,384
Other, net	(99)	(97)	(349)	(127)
Total other expense	2,185	1,601	7,838	7,257
Income before income taxes	7,322	2,999	22,967	60,826
Income tax expense	3,106	2,383	9,304	24,633
Net income	$ 4,216	$ 616	$ 13,663	$ 36,193

Earnings per share:
Basic	$ 0.13	$ 0.02	$ 0.43	$ 1.04
Diluted	$ 0.13	$ 0.02	$ 0.42	$ 1.03

Weighted average shares used in computing earnings per share:
Basic	31,917	33,707	31,830	34,777
Diluted	32,203	34,289	32,191	35,057

Dividends per share:	$ --	$ --	$ --	$ 1.00

PIKE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	June 30,	June 30,
	2014	2013
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$ 989	$ 2,578
Accounts receivable, net	96,850	104,585
Costs and estimated earnings in excess of billings on uncompleted contracts	85,563	71,248
Inventories	12,373	14,396
Prepaid expenses and other	7,029	9,914
Deferred income taxes	10,304	8,720
Total current assets	213,108	211,441
Property and equipment, net	177,743	179,928
Goodwill	153,668	153,668
Other intangibles, net	67,463	74,841
Deferred loan costs, net	1,111	1,561
Other assets	3,059	2,335
Total assets	$ 616,152	$ 623,774

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 34,961	$ 33,500
Accrued compensation	26,697	30,468
Billings in excess of costs and estimated earnings on uncompleted contracts	6,007	6,235
Accrued expenses and other	10,269	5,908
Current portion of insurance and claim accruals	10,372	12,121
Total current liabilities	88,306	88,232
Revolving credit facility	197,000	221,000
Insurance and claim accruals, net of current portion	4,720	4,958
Deferred compensation	7,415	6,431
Deferred income taxes	56,392	58,402
Other liabilities	3,625	2,916
Commitments and contingencies
Shareholders' equity:
Preferred stock, par value $0.001 per share; 100,000 authorized shares; no shares issued and outstanding	--	--
Common stock, par value $0.001 per share; 100,000 authorized shares; 31,939 and 31,719 shares issued and outstanding at June 30, 2014 and June 30, 2013, respectively	6,425	6,424
Additional paid-in capital	180,255	176,988
Accumulated other comprehensive loss, net of taxes	(119)	(47)
Retained earnings	72,133	58,470
Total shareholders' equity	258,694	241,835
Total liabilities and shareholders' equity	$ 616,152	$ 623,774

PIKE CORPORATION
SEGMENT RESULTS
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2014	2013	2014	2013
Construction
Core services	$ 144,352	$ 156,032	$ 592,095	$ 605,666
Less: Intersegment revenues	(19)	112	(345)	(657)
Core services, net	144,333	156,144	591,750	605,009
Storm restoration services	7,283	8,236	64,810	157,865
Revenues, net	151,616	164,380	656,560	762,874
Income from operations	8,215	8,995	27,460	69,148
Depreciation and amortization	8,400	8,855	34,390	36,162
Purchases of property and equipment	1,788	12,601	30,756	39,505

Engineering
Core services	$ 53,673	$ 42,933	$ 184,136	$ 183,775
Less: Intersegment revenues	(6,603)	(7,548)	(32,657)	(37,420)
Core services, net	47,070	35,385	151,479	146,355
Storm assessment and inspection services	225	423	2,621	9,462
Revenues, net	47,295	35,808	154,100	155,817
Income (loss) from operations	1,495	(253)	3,849	5,053
Depreciation and amortization	1,238	1,225	5,113	5,269
Purchases of property and equipment	888	161	1,468	850

Eliminations and Other Adjustments
Revenues	$ --	$ --	$ --	$ --
Loss from operations	(203)	(4,142)	(504)	(6,118)
Depreciation and amortization	--	--	--	--
Purchases of property and equipment	--	--	--	--

Total
Core services	$ 198,025	$ 198,965	$ 776,231	$ 789,441
Less: Intersegment revenues	(6,622)	(7,436)	(33,002)	(38,077)
Core services, net	191,403	191,529	743,229	751,364
Storm-related services	7,508	8,659	67,431	167,327
Revenues, net	198,911	200,188	810,660	918,691
Income from operations	9,507	4,600	30,805	68,083
Depreciation and amortization	9,638	10,080	39,503	41,431
Purchases of property and equipment	2,676	12,762	32,224	40,355

PIKE CORPORATION
SUPPLEMENTAL REVENUE INFORMATION
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2014	2013	2014	2013
Construction Segment
Distribution and other	$ 108,047	$ 112,337	$ 434,630	$ 449,196
Transmission and substation	36,286	43,807	157,120	155,813
Core services, net	$ 144,333	$ 156,144	$ 591,750	$ 605,009
Storm restoration services	7,283	8,236	64,810	157,865
Revenues, net	$ 151,616	$ 164,380	$ 656,560	$ 762,874

Engineering Segment
Core services, net	$ 47,070	$ 35,385	$ 151,479	$ 146,355
Storm assessment and inspection services	225	423	2,621	9,462
Revenues, net	$ 47,295	$ 35,808	$ 154,100	$ 155,817

Consolidated
Core services, net	$ 191,403	$ 191,529	$ 743,229	$ 751,364
Storm-related services	7,508	8,659	67,431	167,327
Revenues, net	$ 198,911	$ 200,188	$ 810,660	$ 918,691

CONTACT: Investor Relations Contact:
         Frank Milano
         (336) 719-4622
         IR@pike.com